UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

WOLVERINE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53767	98-0569013
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#55, 11020 Williams Road
 Richmond, British Columbia, Canada V7A 1X8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (778) 297-4409

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets

On February 28, 2022 Wolverine entered into an agreement ("Agreement") with 86835 Newfoundland & Labrador Corp. ("86835"), a non-arm's length party, to acquire a 40% interest in the Frog Property ("Property") located in Labrador, Canada. Under the terms of the Agreement Wolverine issued 570,000,000 common shares at a deemed price of $0.002 (CDN$0.0025) per share for a purchase price of $1,140,000 (CDN$1,425,000).

The Property consists of 315 claims comprising an area of 7,843 hectares (19,380 acres).  The Property is remote, centered on latitude 56.02° N and longitude 62.24° W within NTS map areas 13M16 and 14D01.  It is located approximately 70 kilometres west-northwest of Natuashish and 65kilometres southwest of Nain, Labrador, situated 30 kilometres south of the Voysey's Bay nickel, copper, and cobalt deposit operated by Voysey's Bay Nickel Company Ltd., a subsidiary of Vale S.A.

Fixed wing access from Goose Bay can be gained by amphibious aircraft to a number of lakes on the Property.  A camp was set up on the northeast shore of the large pond located west of the magnetics grid.  Transportation within the Property is exclusively by helicopter, fixed wing float plane or snowmobile.

The Property encompasses a northeast trending canyon (90 m elevation) bounded by steep walls.  Lower elevations are characterized by forested till-covered valleys containing black spruce, tamarack and shrubs.  Rugged hills bound the sides of the canyon as well as the northeast and southwest limits of the Property up to 540m elevation above sea level.

In 2021, 86835 completed an initial exploration program on the Property consisting of prospecting, rock geochemistry, and ground magnetics. Wolverine intends on conducting additional exploration on the Property in 2022 initially consisting of 45 kilometres of ground magnetics, expanding on anomalies delineated by the previous survey.  Follow-up prospecting later in the year will be focused on anomalies defined by both magnetics surveys.  Field crews have been mobilized to site and exploration is currently underway.

86835 is an Innu owned and operated private mineral exploration company which owns mineral properties in both Newfoundland and Labrador. Bruce Costerd and Luke Rich are officers, directors and shareholders of 86835 and Wolverine.

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On March 1, 2022 Wolverine appointed Mr. Craig Young as a director of Wolverine.

Craig Young holds a B.A. Sc. in Mining Engineering from the Technical University of Nova Scotia and has worked in the Canadian mining industry for 27 years. Craig has held senior roles at large mining operations across the country, holding positions in Mine Engineering, Mine Operations, and Capital Projects. Craig has worked with several major mining companies including Teck Resources, Detour Gold Corporation, and most recently Centerra Gold. His mining background and industry connections, make Craig a welcome addition to Wolverine as it looks to acquire and develop base metal assets throughout the country.

Item 9.01	Financial Statements and Exhibits

10.1	Purchase Agreement dated February 28, 2022 between Wolverine Technologies Corp. and 86835 Newfoundland & Labrador Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE TECHNOLOGIES CORP.

/s/Richard Haderer
Richard Haderer
CFO and Director
Date: March 2, 2022